Exhibit 10.4

AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of October 11, 2023, by and among (a) HT Investments MA LLC, as collateral agent under the Security Agreement (as defined below) (the “Senior Agent”), each on behalf of the respective Senior Lenders (as hereinafter defined) (such Senior Lenders and the Senior Agent, together, the “Senior Creditors”), (b) the Subordinated Creditor (as hereinafter defined), and (c) Akerna Corp. (the “Borrower”, and together with each other Subsidiary and/or Affiliate that becomes obligated to repay indebtedness outstanding under any of the Senior Credit Agreements, each individually a “Credit Party” and collectively, the “Credit Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Credit Parties and the Senior Lenders have entered into that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “2021 Securities Purchase Agreement”), pursuant to which the Borrower sold senior secured convertible notes of the Borrower to Senior Lender (the “Notes”).

WHEREAS, in connection with the execution of the 2021 Securities Purchase Agreement, the Credit Parties entered into that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”), that certain Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 (the “Intellectual Property Security Agreement”) and a guaranty dated October 5, 2021 (the “Guaranty”) pursuant to which, among other things, the Credit Parties agreed to secure their obligations arising under and related to the 2021 Securities Purchase Agreement and guaranty the payment of the Borrower’s obligations under the Notes (in each case as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time, collectively, the 2021 Securities Purchase Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Guaranty, the “Senior Credit Agreements”).

WHEREAS, the Borrower, the other Credit Parties and MJA (together with its respective successors and assigns, the “Subordinated Creditor”), entered into that certain Amended and Restated Secured Promissory Note, Amended and Restated Security and Pledge Agreement, Amended and Restated Intellectual Property Security Agreement and Amended and Restated Guaranty, each dated as of the date hereof (as each may be amended, restated, supplemented or otherwise modified from time to time as permitted hereby, and together with all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Notes Documents”), pursuant to which, among other things, the Subordinated Creditor shall agree, subject to the terms and conditions set forth in the Subordinated Notes Documents, to make certain loans and financial accommodations to the Borrower. All of the Credit Parties’ obligations to the Subordinated Creditor under the Subordinated Notes Documents and the other Subordinated Debt Documents (as hereinafter defined) shall be joint and several, cross-guarantied, and secured on a subordinated basis by liens on and security interests in the Collateral and guaranteed by the Credit Parties (to the extent such Credit Parties are not already directly liable therefor).

WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of Senior Creditors and the Subordinated Creditor to consummate the transactions contemplated by the Senior Credit Agreements and the Subordinated Notes Documents, respectively, the Senior Creditors and Subordinated Creditor have required the execution and delivery of this Agreement by the Subordinated Creditor and the Credit Parties in order to set forth the relative rights and priorities of the Senior Creditors and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.

NOW, THEREFORE, in order to induce the Senior Creditors and the Subordinated Creditor to consummate the transactions contemplated by the Senior Credit Agreements and the Subordinated Notes Documents, respectively, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended, and any rules and regulations promulgated thereunder.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York.

“Collateral” means all of the assets of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Senior Debt or Subordinated Debt.

“DIP Financing” has the meaning assigned to such term in Section 2.02(c) hereof.

“Disposed Credit Party” has the meaning assigned to such term in Section 2.06(f)(i) hereof.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to October 5, 2024; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to October 5, 2024.

“Distressed Disposal” has the meaning assigned to such term in Section 2.06(f) hereof.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” means (a) to take from or for the account of any Obligor or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence an Insolvency Proceeding, or (iii) commence judicial or non- judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor, (f) to take any action with respect to the Subordinated Debt under the provisions of any state or federal law, or other applicable law, including the UCC or the laws of any foreign jurisdiction or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor or any such guarantor, (g) to give a notice to any court or governmental authority or any Obligor indicating an intent to take any of the actions described above in this definition or appoint a receiver, interim receiver or trustee of any Obligor or of any Obligor’s assets; or (h) to Exercise Any Secured Creditor Remedies; provided, that the term “Enforcement Action” shall not include the receiving and retaining of Permitted Subordinated Debt Payments, in each case, to the extent permitted hereunder.

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, or warrant to acquire any such capital stock, partnership interests, membership interests, beneficial interests or equity interests.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, in each case, with respect to the Senior Agent and the Senior Creditors or the Subordinated Creditor, with respect to the Collateral (and/or the proceeds thereof): (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or foreign law equivalent; (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Debt Documents, the Subordinated Debt Documents, applicable law or in an Insolvency Proceeding, including the election to retain Collateral (or the proceeds thereof) in satisfaction of a Lien; (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set-off against, marshaling of, or foreclosure on the Collateral (or the proceeds thereof) (including the notification of account debtors); (d) the sale, conveyance, assignment, transfer, lease, license, or other disposition of all or any portion of the Collateral (or proceeds thereof), by private or public sale, other disposition or any other means permissible under applicable law; (e) the solicitation of bids from third parties to conduct the liquidation of any Collateral (or the proceeds thereof); (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral (or the proceeds thereof); (g) the exercise of any other enforcement rights or secured creditor remedy (including the exercise of any voting rights relating to any capital stock and including any right of recoupment or set-off) whether under the Senior Debt Documents, the Subordinated Debt Documents, applicable law or in an Insolvency Proceeding or otherwise, or (h) the commencement of, or the joinder with any creditor in commencing any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries; provided, that Exercise of Secured Creditor Remedies shall be deemed not to include the receiving and retaining of Permitted Subordinated Debt Payments, in each case, to the extent permitted hereunder.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self- regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Liabilities” means, in relation to any Credit Party, the liabilities and obligations under the Senior Debt Documents and/or Subordinated Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to another Credit Party as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Senior Debt Documents and/or the Subordinated Debt Documents).

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Code with respect to a Person;

(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership or interim receivership, liquidation or other similar case or proceeding with respect to a Person or with respect to a material portion of its assets;

(c) any liquidation, dissolution, or winding up of a Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of a Person; or

(e) any foreign law equivalent of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Obligors” means the Credit Parties and each of their respective Subsidiaries.

“Other Obligations” means, in relation to any Obligor, any trading and other liabilities it may have to another Obligor.

“Paid in Full,” “Payment in Full,” “paid in full” or “payment in full” mean, as of any date of determination with respect to the Senior Debt, that: (a) all of such Senior Debt has been (i) paid in full in cash and no written demand has been received by Senior Agent or Senior Lenders within ninety (90) days of such payment for Senior Agent and/or Senior Lenders to return such payment, or any part thereof, as a preferential or fraudulent transfer pursuant to the Bankruptcy Code or any state law equivalent, and/or (ii) otherwise converted into Stock and (b) the termination of all commitments to make loans or otherwise to extend credit under any Senior Debt Document, such that no further Senior Debt may become outstanding. If a demand under subclause (a)(i) is received, the Senior Debt will not be considered “Paid in Full” until the earlier of such demand being withdrawn or denied, and if payment is returned in connection with such demand, the Senior Debt will not be considered “Paid in Full” until such time, if ever, that both clauses (a) and (b) of this definition are subsequently satisfied.

“Permitted Refinancing Senior Debt Documents” means any financing documentation which replaces the Senior Loan Documents (or any Permitted Refinancing Senior Debt Documents) and pursuant to which the Senior Debt under the Senior Loan Documents (or any Permitted Refinancing Senior Debt Documents) is refinanced, extended, restructured or replaced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Refinancing Subordinated Debt Documents” means any financing documentation which replaces the Subordinated Notes Documents (or any Permitted Refinancing Subordinated Debt Documents) and pursuant to which the Subordinated Debt under the Subordinated Notes Documents (or any Permitted Refinancing Subordinated Debt Documents) is refinanced, extended, restructured or replaced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) then exist in the Subordinated Notes Documents (or any Permitted Refinancing Subordinated Debt Documents), or (b) could be included in the Subordinated Notes Documents (or any Permitted Refinancing Subordinated Debt Documents) by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Senior Debt Refinancing” means any refinancing, extension, restructuring or replacement of the Senior Debt under the Senior Loan Documents (or any Permitted Refinancing Senior Debt Documents), provided that the financing documentation entered into by the Obligors in connection with such Permitted Senior Debt Refinancing constitute Permitted Refinancing Senior Debt Documents.

“Permitted Subordinated Debt Payments” means (a) payments for which Subordinated Creditor obtains the prior written consent from the Senior Agent (in Senior Agent’s sole and absolute discretion) and (b) payments during an Insolvency Proceeding of an Obligor paid through Reorganization Subordinated Securities in accordance with the term and conditions of Section 2.02, in each instance, due and payable in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Debt Refinancing” means any refinancing, extension, restructuring or replacement of the Subordinated Debt under the Subordinated Debt Documents (or any Permitted Refinancing Subordinated Debt Documents) provided that (i) such refinancing, extension, restructuring or replacement is approved in writing by the Senior Agent and Senior Creditors and (ii) the financing documentation entered into by the Obligors in connection with such Permitted Subordinated Debt Refinancing constitute Permitted Refinancing Subordinated Debt Documents.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Proceeds” means “proceeds” as defined in Article 9 of the UCC and all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.

“Receiving Credit Party” has the meaning assigned to such term in Section 2.06(f)(i) hereof.

“Release Event” means any sale or other disposition of Collateral (a) in connection with any Exercise of Secured Creditor Remedies by the Senior Agent or Senior Creditors, (b) by one or more Obligors with the consent of the Senior Agent or Senior Creditors either (i) after the occurrence and during the continuance of a Default (as defined in the Senior Credit Agreements) or an Event of Default (as defined in the Senior Credit Agreements), or (ii) in a sale during an Insolvency Proceeding (including a sale pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization) or (c) permitted by the Senior Debt Documents (whether or not there exists a Default or an Event of Default under the Senior Debt Documents).

“Reorganization Subordinated Securities” means any unsecured debt securities or equity securities of any Obligor or any other Person that are distributed to any Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan in connection with any Insolvency Proceeding (which results in the Payment in Full of the Senior Debt or is otherwise consented to in writing by the Senior Creditors) and which securities (a) are, if such Reorganization Subordinated Securities are debt securities, subordinated in right of payment to the Senior Debt (and all debt or equity securities issued in substitution of all or any portion of the Senior Debt) to the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) have maturities and other terms no less advantageous to Obligors and Senior Creditors than the terms contained in the Subordinated Debt Documents or modifications thereof that would not be prohibited by the terms of this Agreement, (c) are, if such Reorganization Subordinated Securities are preferred equity securities, not Disqualified Equity, and (d) are, if such Reorganization Subordinated Securities are common equity securities, subject to terms that require the Subordinated Creditor to, at all times prior to the Payment in Full of all Senior Debt, turn over to the Senior Agent (for the benefit of the Senior Creditors) all cash dividends or other cash distributions received by the Subordinated Creditor in respect of such common equity securities.

“Senior Debt” means all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to any Senior Creditor under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees (including any make-whole amount), legal fees, premium, indemnities, guaranties, charges, costs and expenses, any obligation and amounts in respect of any DIP Financing or use of cash collateral in any proceeding, whether primary, secondary, direct, contingent, joint or several, liquidated or unliquidated, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Insolvency Proceeding under the Bankruptcy Code together with any interest, fees, premiums, costs and expenses accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest, fees, premiums, indemnities, costs and expenses are an allowed claim.

“Senior Debt Documents” means the Senior Loan Documents and, after the consummation of any Permitted Senior Debt Refinancing, the Permitted Refinancing Senior Debt Documents.

“Senior Loan Documents” means the Senior Credit Agreements and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, extended, restructured, refinanced, replaced, supplemented or otherwise modified from time to time as permitted hereunder.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to the any Subordinated Creditor under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, legal fees, premium, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of an Insolvency Proceeding under the Bankruptcy Code together with any interest, fees, premiums, costs and expenses accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest, fees, premiums, indemnities, costs and expenses are an allowed claim.

“Subordinated Debt Documents” means the Subordinated Notes Documents and, after the consummation of any Permitted Subordinated Debt Refinancing, the Permitted Refinancing Subordinated Debt Documents.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

2. Subordination and Standstill.

2.01 Subordination of Subordinated Debt and Liens to Senior Debt.

(a) Each Obligor covenants and agrees, and Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

(b) Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Senior Agent (or any Senior Creditor) or any Subordinated Creditor in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Senior Agent (or any Senior Creditor) or any Subordinated Creditor in any Collateral, (iii) any provision of the UCC or foreign law equivalent, any other applicable law, any of the Senior Debt Documents or the Subordinated Debt Documents, (iv) whether the Liens securing all or part of the Senior Debt are valid, perfected, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) the fact that any such Liens in favor of the Senior Agent (or Senior Creditor) securing the Senior Debt are (x) subordinated to any Lien securing any obligation of any Obligor other than the Subordinated Debt or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance whatsoever, the Senior Agent, on behalf of themselves and the other Senior Creditors, and Subordinated Creditor, hereby agree that:

(i) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Subordinated Creditor that secures all or any portion of the Subordinated Debt, shall in all respects be junior and subordinate to all Liens granted to the Senior Agent or any Senior Creditor in the Collateral to secure all or any portion of the Senior Debt, and

(ii) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Agent or any Senior Creditor that secures all or any portion of the Senior Debt shall in all respects be senior and prior to all Liens granted to any Subordinated Creditor in the Collateral to secure all or any portion of the Subordinated Debt.

2.02 Obligor Liquidation, Dissolution, Bankruptcy.

(a) In the event of any Insolvency Proceeding involving any Obligor:

(i) The Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt.

(ii) Any Distribution, whether in cash, securities or other property that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than Permitted Subordinated Debt Payments) shall be paid or delivered directly to Senior Agent (to be applied by the Senior Agent to the Senior Debt in accordance with the terms of the Senior Debt Documents as if the Distributions were a payment thereunder until the Senior Debt is Paid in Full). To facilitate the foregoing, Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, interim receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agent (to be applied by the Senior Agent to the Senior Debt in accordance with the terms of the Senior Debt Documents as if the Distributions were a payment thereunder until the Senior Debt is Paid in Full). Subordinated Creditor also irrevocably authorizes and empowers the Senior Agent, in the name of each and/or any Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(iii) Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Agent as agent and attorney-in-fact for Subordinated Creditor to (in the place and stead of Subordinated Creditor and in the name of the Subordinated Creditor or in the Senior Agent’s own name, from time to time, in the Senior Agent’s and Senior Creditors’ sole discretion) (1) execute, verify, deliver and file proofs of claim and any necessary amendments thereto with respect to the Subordinated Debt, (2) enter into any settlement, compromise or other modification with respect to the Subordinated Debt with the Obligors, and (3) vote on behalf of the Subordinated Creditor with respect to any claim with respect to the Subordinated Debt in any such Insolvency Proceeding; provided, that the Senior Agent shall not have any obligation to execute, verify, deliver, file, settle and/or vote any such proof of claim. If the Senior Agent votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

(b) This Agreement is intended to be enforceable as a subordination agreement notwithstanding the commencement of any Insolvency Proceeding, including under Bankruptcy Code Section 510 and any comparable provision of otherwise applicable law.

(c) If any Obligor shall be subject to any Insolvency Proceeding and the Senior Agent or any Senior Creditor shall desire to permit (or not object to) the use of cash collateral (within the meaning of Section 363 of the Bankruptcy Code), to provide any such Obligor with financing under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) or to permit (or not object to) the provision of such financing by any third party (collectively, “DIP Financing”), including to be secured by all or any portion of the Collateral, then Subordinated Creditor will be deemed to have consented to such use of cash collateral and/or DIP Financing, and agrees that it will not raise any objection to such use of cash collateral and/or DIP Financing or request adequate protection (other than adequate protection in the form of, if the Senior Agent and/or Senior Creditors are granted adequate protection in the form of a Lien, a Lien that is subordinated to the Lien of the Senior Agent and the Senior Creditors and/or to the lien of the provider of such DIP Financing at least to the extent set forth in this Agreement) or any other relief in connection with its or their interest in any such Collateral and hereby otherwise waives any right it or the Subordinated Creditor may otherwise have to adequate protection of its or their interest in the Collateral; provided, that the Subordinated Creditor retain a Lien on the Collateral to the same extent and with the same priority as existed prior to the commencement of such Insolvency Proceeding and subject in all respects to the terms set forth herein. Subordinated Creditor hereby agrees that the Liens of any Subordinated Creditor in the Collateral shall be subordinated to the liens securing such DIP Financing (and all obligations relating thereto) to the extent and upon the terms and conditions specified in this Agreement. Until the Senior Debt has been Paid in Full, without the Senior Agent’s prior written consent to the contrary, Subordinated Creditor agrees that neither it nor any Subordinated Creditor shall, directly or indirectly propose to, seek to provide to, otherwise support, or enter into, any DIP Financing with any Obligor.

(d) Until the Senior Debt has been Paid in Full, without the Senior Agent’s prior written consent to the contrary, Subordinated Creditor agrees that it shall not, directly or indirectly, (i) file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including with respect to the determination of any Liens or claims held by Senior Agent (including the validity and enforceability thereof) or any other Senior Creditors or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise (provided, that Subordinated Creditor may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims for any of the Subordinated Debt, in each case, only to the extent not in contravention or inconsistent with the terms, conditions and intent of this Agreement (including, without limitation, Section 2.02(a)(iii), Section 2.02(c) and the other provisions of this Section 2.02(d)) and only to the extent not adverse to the priority status of the Liens, claims and rights of the Senior Creditors), (ii) seek relief from the automatic stay of Section 362 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral, (iii) propose or support any plan of reorganization or file any motion or pleading (or otherwise vote) in support of any motion or plan that is not supported by the Senior Agent and the Senior Creditors (unless such plan or motion provides for the Payment in Full of the Senior Debt) or that would challenge the enforceability of the Senior Debt or the Liens securing same, (iv) oppose any relief requested or supported by the Senior Agent or Senior Creditors in connection with any sale or other disposition free and clear of the Subordinated Creditor’s Liens under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law (and Subordinated Creditor hereby consents to any such relief requested or supported by the Senior Agent or Senior Creditors), (v) object to any professional expense or other similar carve-out agreed to by the Senior Agent and Senior Creditors, (vi) object to any sale of all or any portion of the Collateral or any related bidding procedures in accordance with Sections 363 or 365 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding), or in accordance with a court order entered in an Insolvency Proceeding, (vii) object to any claim by the Senior Agent or Senior Creditors for allowance of Senior Debt consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Agent’s Lien, (viii) object to any request by the Senior Agent or Senior Creditors for adequate protection of its Liens or contest any objection by the Senior Agent or Senior Creditors to any motion, relief, action, or proceeding based on the Senior Agent or Senior Creditors claiming a lack of adequate protection, (ix) seek or request any adequate protection of its Liens (other than as permitted by Section 2.02(c) above), or (x) undertake a “credit bid” in respect of all or any portion of the Collateral in any foreclosure proceeding or other action or proceeding, unless such bid provides for and is contingent upon the Payment in Full of the Senior Debt and the proceeds are applied to Pay in Full the Senior Debt. Subordinated Creditor waives any claim it may now or hereafter have against the Senior Agent or any Senior Creditor arising out of the election of the Senior Agent or any Senior Creditor, in any case instituted under the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding), of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding). Subordinated Creditor agrees that it will not, directly or indirectly, assert or support the assertion of, and hereby waives any right that it may have to assert or support the assertion of, any surcharge under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) as against the Senior Agent or any Senior Creditor or with respect to any of the Collateral.

2.03 Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, without the prior written consent of the Senior Agent and Senior Creditors, no Subordinated Creditor will take, demand, receive or accept from any Obligor, and no Obligor will make to any Subordinated Creditor, any Distribution or any payment of principal, interest, fees or expenses (whether optional, voluntary, mandatory, or otherwise or by set-off, redemption, defeasance, or other payment or distribution) with respect to any Subordinated Debt until the Senior Debt is Paid in Full other than Permitted Subordinated Debt Payments.

2.04 Subordinated Debt Standstill Provisions. Until the earlier of the Payment in Full of the Senior Debt, Subordinated Creditor agrees that it shall not, without the prior written consent of the Senior Agent and Senior Creditors, take any Enforcement Action with respect to the Subordinated Debt or Exercise Any Secured Creditor Remedies or any other enforcement rights as against any Obligor or its assets.

2.05 Incorrect Payments. If any Distribution or other payment (other than a Permitted Subordinated Debt Payment) is received by any Subordinated Creditor in violation of this Agreement, or any other proceeds (including Collateral and the proceeds thereof) are received by a Subordinated Creditor as a result of any Enforcement Action, Exercise of Secured Creditor Remedies or other enforcement taken by any Subordinated Creditor in violation of this Agreement, or any Subordinated Creditor otherwise receives any Distributions, payment or other proceeds (including Collateral and the proceeds thereof) (whether as a result of an Enforcement Action, Exercise of Secured Creditor Remedies or otherwise), and, in each case, at the time of receipt thereof such Distribution, payment, Collateral or other proceeds is not permitted to be made by an Obligor or accepted by the Subordinated Creditor under this Agreement, such Distribution, payment, Collateral or other proceeds shall be held in trust by Subordinated Creditor for the benefit of the Senior Creditors and shall be promptly paid over to the Senior Agent in precisely the form received (except for the endorsement or assignment by any Subordinated Creditor where necessary) (to be applied by the Senior Agent to the Senior Debt in accordance with the terms of the Senior Debt Documents as if the Distributions, Collateral, payment or other proceeds were a payment thereunder until all Senior Debt is Paid in Full). In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment to the Senior Agent, the Senior Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and Subordinated Creditor hereby irrevocably appoints the Senior Agent as its lawful attorney in fact for the purpose of enabling the Senior Agent to make such endorsement or assignment in the name of any Subordinated Creditor.

2.06 Subordination of Liens; Agreement Not to Contest; Sale of Collateral; Releases.

(a) Until all of the Senior Debt has been Paid in Full, any Liens of any Subordinated Creditor in the Collateral or any other assets of any Obligor which may exist shall be and hereby are subordinated for all purposes and in all respects to the Liens of the Senior Agent and each other Senior Creditor in the Collateral and in such other assets, regardless of the time, manner or order of perfection of any such Liens and regardless of the validity, perfection or enforceability of such Liens of the Senior Agent and any Senior Creditor. Subordinated Creditor hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents or otherwise shall be deemed to restrict in any way the rights and remedies of the Senior Agent or the Senior Creditors with respect to the Collateral. Subordinated Creditor waives its right to, and agrees that it will not, at any time contest or challenge (or assist or support any other Person in contesting or challenging) directly or indirectly, whether or not in any Insolvency Proceeding, the validity, perfection, priority or enforceability of any of the Senior Debt, any of the Senior Debt Documents, or any of the Liens asserted by the Senior Agent or any Senior Creditor in any of the Collateral securing any of the Senior Debt or the validity, priority, enforceability or allowance of any of the claims of the Senior Agent or any Senior Creditor or any holder of Senior Debt against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof.

(b) Subordinated Creditor agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies or other enforcement action undertaken by the Senior Agent or any Senior Creditor under the Senior Debt Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. Subordinated Creditor hereby waives any and all rights it may have to contest, protest, object to, interfere with the manner in which the Senior Agent or Senior Creditors seek to enforce the Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing all or any portion of the Senior Debt are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).

(c) Subordinated Creditor acknowledges and agrees that the Senior Agent, for the benefit of itself and the Senior Lenders, has been granted Liens upon all of the Collateral in which the Subordinated Creditor has been granted Liens and Subordinated Creditor hereby consents thereto. Subordinated Creditor agrees that it shall not obtain a Lien on any asset or Collateral to secure all or any portion of the Subordinated Debt unless concurrently therewith, the Senior Agent obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The Senior Agent, for and on behalf of itself and the other Senior Lenders, acknowledge and agree that the Subordinated Creditor has been granted Liens upon all of the Collateral in which the Senior Agent has been granted Liens and the Senior Agent hereby consents thereto subject to the terms and conditions set forth in this Agreement. The subordination of Liens and claims by the Subordinated Creditor in favor of the Senior Agent and the Senior Creditors shall not be deemed to subordinate any Subordinated Creditor’s Liens or claims to the Liens or claims of any other Person that is not a holder of Senior Debt or a permitted successor or assignee thereof.

(d) The grants of Liens pursuant to the Senior Debt Documents and the Subordinated Debt Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the obligations under the Subordinated Debt Documents, to the extent deemed to be “secured claims” within the meaning of Section 506(b) of the Bankruptcy Code, are fundamentally different from the obligations under the Senior Debt Documents and must be separately classified in any plan of reorganization in an Insolvency Proceeding. The Subordinated Creditor will not, directly or indirectly, seek in an Insolvency Proceeding to be treated as part of the same class of creditors as the Senior Creditors and will not, directly or indirectly, oppose or contest any pleading by the Senior Creditor seeking separate classification of their respective secured claims. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of any of the Senior Creditors and the Subordinated Creditor in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditor), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expenses and amounts before any distribution is made in respect of the claims held by the Subordinated Creditor, with the Subordinated Creditor hereby acknowledging and agreeing to turn over to the Senior Agent, on behalf of Senior Creditors, amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditor.

(e) In the event of any private or public sale or other disposition of all or any portion of the Collateral in connection with a Release Event at any time prior to the date upon which the Payment in Full of the Senior Debt shall have occurred, Subordinated Creditor agrees that such sale or disposition will be free and clear of the Liens securing the Subordinated Debt and, if the sale or other disposition includes equity interests in any Obligor or any of its Subsidiaries, Subordinated Creditor further agrees that it shall, with such cost and expense incurred in connection therewith being added to the Subordinated Debt, release the Persons whose equity interests are sold or otherwise disposed of from all Subordinated Debt; provided, that (a) the Senior Agent also releases its Liens on such Collateral (and, if the sale or other disposition includes equity interests in any Obligor or any of its Subsidiaries, the Senior Agent also releases such Persons whose equity interests are sold or otherwise disposed of from all of their obligations in respect of the Senior Debt) and (b) the net cash proceeds from such disposition are applied pursuant to Section 9. Subordinated Creditor agrees that, in connection with any such sale or other disposition, with such cost and expense incurred in connection therewith being added to the Subordinated Debt, (i) the Senior Agent is authorized to file any and all UCC Lien releases and/or terminations of the Liens or foreign law equivalents held by Subordinated Creditor in connection with such a sale or other disposition, and (ii) it will execute any and all Lien releases and releases of Subordinated Debt (including liabilities as borrower or guarantor or surety) or other documents reasonably requested by the Senior Agent in connection therewith and Subordinated Creditor hereby irrevocably appoints the Senior Agent as its lawful attorneys in fact to execute any and all such Lien releases, Subordinated Debt releases and other documents.

(f) Upon any disposition in connection with clauses (a) and (b) of the definition of a Release Event or after the institution of any Insolvency Proceeding (a “Distressed Disposal”), (I) the Senior Agent is irrevocably authorized (x) if the asset which is disposed of consists of all or substantially all of the shares in the capital of a Credit Party, to release (A) that Credit Party and, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, such Subsidiary, from all or any part of the Other Obligations and (B) any other claims of another Credit Party or a non-Credit Party affiliate over that Credit Party’s assets and/or over the assets of that Subsidiary, on behalf of the relevant Senior Creditors, Subordinated Creditor and Credit Parties, (y) if the asset which is disposed of consists of all or substantially all of the shares in the capital of any Credit Party and the Senior Agent decides to dispose of all or any part of the obligations owed by that Credit Party or, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, such Subsidiary, to execute and deliver or enter into any agreement to dispose of all or part of such obligations on behalf of, in each case, the relevant Senior Creditors, the Subordinated Creditor and the Credit Parties, or (z) if the asset which is disposed of consists of all or substantially all of the shares in the capital of a Credit Party (the “Disposed Credit Party”) and the Senior Agent decides to transfer to another Credit Party (the “Receiving Credit Party”) all or any part of the Disposed Credit Party’s obligations or, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, any obligation of such Subsidiary of the Disposed Credit Party in respect of the obligations of the Credit Parties, to execute and deliver or enter into any agreement to: (1) agree to the transfer of all or part of the obligations in respect of such obligations on behalf of the relevant Credit Parties to which those obligations are owed and on behalf of the Credit Parties which owe those obligations and (2) to accept the transfer of all or part of the obligations in respect of such obligations on behalf of the Receiving Credit Party or Receiving Credit Parties to which the obligations in respect of those obligations to be transferred; and (II) in connection with the dispositions and releases contemplated by clause (I), the Credit Parties shall release the Persons whose equity interests are sold or otherwise disposed of from all Guarantee Liabilities. The Subordinated Creditor and Credit Parties hereby appoint the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Creditor and Credit Parties, as applicable, and in the name of the Subordinated Creditor or Credit Parties, as applicable, or in the Senior Agent’s own name, from time to time, in the Senior Agent’s sole discretion, for the purposes of carrying out the terms of this Section 2.06(f), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 2.06(f), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

2.07 Sale, Transfer or other Disposition of Subordinated Debt.

(a) The Subordinated Creditor shall not assign or otherwise transfer their interests in the Subordinated Debt unless, prior to consummation of any such action, the transferee thereof shall execute and deliver to Senior Agent an agreement binding such transferee to the terms of this Agreement. Notwithstanding the failure of any such assignee or transferee to execute or deliver such a joinder, such assignee or transferee shall be bound by this Agreement as a “Subordinated Creditor”.

(b) The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 13 hereof.

2.08 Legends. Until the termination of this Agreement in accordance with Section 19 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Debt Document, as well as any renewals or replacements thereof, a legend in substantially the following form:

This agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Intercreditor Agreement”) dated as of April 27, 2023 by and among HT INVESTMENTS MA LLC (the “Senior Agent”), the Subordinated Creditor and Akerna Corp. (the “Borrower”, and together with the other credit parties party thereto from time to time, each individually a “Credit Party” and collectively, the “Credit Parties”), to the indebtedness (including interest) owed by the Credit Parties pursuant to, and/or in connection with, those certain Senior Debt Documents among the Borrower, the other Credit Parties thereto, the Senior Agent and the lenders from time to time party thereto, as such Senior Debt Documents have been and hereafter may be amended, restated, extended, restructured, refinanced, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement and to indebtedness refinancing the indebtedness under each of those agreements from time to time as permitted by the Intercreditor Agreement; and each holder of this agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this document, the terms of the Intercreditor Agreement shall govern and control.

2.09 Obligations Hereunder Not Affected. All rights and interest of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditor and the Obligors hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any document evidencing any of the Senior Debt;

(b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other amendment, restatement or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(c) any exchange, release or non-perfection of any Collateral for all or any of the Senior Debt;

(d) any failure of any Senior Creditor to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;

(e) any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Obligors and the Subordinated Creditor hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, inauthenticity, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt, other than the Payment in Full of the Senior Debt; and

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Obligors in respect of the Senior Debt or any Subordinated Creditor in respect of this Agreement.

Subordinated Creditor acknowledges and agrees that each Senior Creditor may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing any Subordinated Creditor’s obligations hereunder: (i) modify or restate the Senior Debt Documents; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Senior Creditors in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Obligor or any other Person. All of the Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Subordinated Creditor even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, voided, avoided, unperfected, invalidated or disallowed.

3. Modifications.

3.01 Modifications to Senior Debt Documents. Without limiting any of the foregoing, the Senior Creditors, may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment, extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or restate in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.02 Modifications to Subordinated Debt Documents.

(a) Until all of the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor may not without the prior written consent of the Senior Agent and Senior Creditors, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Subordinated Debt Documents, or amend, restate, refinance, extend, restructure, replace, supplement or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or otherwise relating to the Subordinated Debt, provided however, that any amount owed under the Subordinated Debt Documents may be exchanged for Stock at any time without such consent.

4. [Reserved.]

5. Bailee for Perfection.

(a) The Senior Agent and the Subordinated Creditor each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, other applicable law or foreign law equivalent (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for the Subordinated Creditor or the Senior Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9- 313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC or any foreign law equivalent), solely for the purpose of perfecting the security interest granted on the Collateral under the Subordinated Debt Documents or the Senior Debt Documents, as applicable, subject to the terms and conditions of this Section 5. Unless and until the Senior Debt has been Paid in Full, Subordinated Creditor agrees to promptly notify the Senior Agent of any Pledged Collateral held by it or by Subordinated Creditor, and, promptly upon the request of the Senior Agent, Subordinated Creditor agrees to deliver to the Senior Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the Senior Agent to obtain control of such Pledged Collateral), with such cost and expense incurred in connection therewith shall be added to the Subordinated Debt.

(b) The Senior Agent shall have no obligation whatsoever to Subordinated Creditor to ensure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of the Senior Agent under this Section 5 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5 and delivering the Pledged Collateral upon the Payment in Full of the Senior Debt as provided in clause (d) of this Section 5.

(c) The Senior Agent acting pursuant to this Section 5 shall not have by reason of the Senior Debt Documents, the Subordinated Debt Documents, or this Agreement a fiduciary relationship in respect of any Subordinated Creditor. The Subordinated Creditor acting pursuant to this Section 5 shall not have by reason of the Senior Debt Documents, the Subordinated Debt Documents, or this Agreement a fiduciary relationship in respect of the Senior Agent or any Senior Creditor.

(d) Upon the Payment in Full of the Senior Debt, the Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Subordinated Creditor to the extent the Subordinated Debt remains outstanding as confirmed in writing by the Subordinated Creditor, and, to the extent that the Subordinated Creditor confirms no Subordinated Debt is outstanding, second, to the Obligors to the extent no Senior Debt and no Subordinated Debt remains outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).

(e) Upon the Payment in Full of the Senior Debt, the Senior Agent shall deliver change notices (or similar documents) necessary to transfer control of deposit accounts from the Senior Agent, first, to the Subordinated Creditor to the extent the Subordinated Debt remains outstanding as confirmed in writing by the Subordinated Creditor, and, to the extent that the Subordinated Creditor confirm no Subordinated Debt is outstanding, second, to the Obligors to the extent no Senior Debt or the Subordinated Debt remains outstanding (in each case, so as to allow such Person to obtain control of such deposit accounts). Except as expressly set forth in the foregoing sentence and notwithstanding anything to the contrary contained in this Section 5, the Senior Agent shall have no obligation to (i) assign any deposit account control agreement with a third party to the Subordinated Creditor to the extent that the terms of such deposit account control agreement prohibit any such assignment or otherwise require the consent of such third party that is not granted or (ii) take any action to assist the Subordinated Creditor with respect to the replacement of any such deposit account control agreement that cannot be so assigned.

6. Representations and Warranties.

6.01 Representations and Warranties of Subordinated Creditor. The Subordinated Creditor hereby represents and warrants to the Senior Agent and the Senior Creditors that as of the date hereof: (a) Subordinated Creditor is an entity duly formed and validly existing under the laws of its state of incorporation; (b) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Subordinated Creditor will not violate or conflict with the organizational documents of the Subordinated Creditor, any material agreement binding upon the Subordinated Creditor or any material law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms.

6.02 Representations and Warranties of Senior Agent. Senior Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) Senior Agent is an entity duly formed and validly existing under the laws of its state of incorporation; (b) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement (including without limitation binding the other Senior Creditors for which it is an agent to the terms and conditions of this Agreement), all of which have been duly authorized by all proper and necessary action; and (c) the execution of this Agreement by Senior Agent will not violate or conflict with the organizational documents of Senior Agent, any material agreement binding upon Senior Agent or any material law, regulation or order or require any consent or approval which has not been obtained.

7. Subrogation; Recovery.

(a) After the date of Payment in Full of the Senior Debt, but at no time prior to such date, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of Senior Debt, then and in each such event, the holders of the Subordinated Debt shall, in addition to any other rights or remedies Subordinated Creditor may have under common law or otherwise against the Obligors, be subrogated to the rights of each holder of Senior Debt to receive any further payment or Distribution in respect of or applicable to the Senior Debt, and, for the purposes of such subrogation, no payment or Distribution to the holders of Senior Debt of any cash, property or securities to which any holder of Subordinated Debt would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of the Subordinated Debt shall, as between any Obligor, its creditors other than the Senior Creditors and the Subordinated Creditor, be deemed to be a payment by such Obligor to or on account of Senior Debt. A Distribution made pursuant to this Agreement to the Senior Agent or the Senior Creditors that otherwise would have been made to a Subordinated Creditor is not, as between the Obligors and Subordinated Creditor, a payment by the Obligors to or on account of the Senior Debt for purposes of determining whether a right of subrogation exists hereunder. Senior Agent and the other Senior Creditors shall have no obligation or duty to protect the Subordinated Creditor’s rights or subrogation arising pursuant to this Agreement or under any applicable law or otherwise, nor shall Senior Agent or any other Senior Creditor be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Creditor. No priority or right of the Senior Agent, the Senior Creditors or any other holder of Senior Debt shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Debt Documents or the Subordinated Debt Documents, regardless of any knowledge thereof which the Senior Agent, the Senior Creditors or any holder of Senior Debt may have.

(b) If any Senior Creditor determines that it is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the applicable Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent any Subordinated Creditor has received proceeds, payments or other amounts to which Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, upon written demand (specifying the funds that were wrongfully paid to Subordinated Creditor, in reasonable detail) Subordinated Creditor shall turn over such proceeds, payments or other amounts to the Senior Agent (to be held and/or applied by the Senior Agent to the Senior Debt in accordance with the terms of the Senior Debt Documents as if the Distributions were a payment thereunder until all Senior Debt is Paid in Full).

8. Notice of Acceptance and Other Waivers.

(a) To the fullest extent permitted by applicable law, Subordinated Creditor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Debt Documents, or the creation or existence of any Senior Debt; (iii) notice of the amount of the Senior Debt; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase any Subordinated Creditor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Debt Documents; (vi) notice of any Default or Event of Default under the Senior Debt Documents or otherwise relating to the Senior Debt; and (vii) all other notices (except if such notice is specifically required to be given to the Subordinated Creditor under this Agreement) and demands to which any Subordinated Creditor might otherwise be entitled.

(b) To the fullest extent permitted by applicable law, Subordinated Creditor waives the right by statute or otherwise to require the Senior Agent, any Senior Creditor or any holder of Senior Debt to institute suit against any Obligor or to exhaust any rights and remedies which the Senior Agent, any Senior Creditor or any holder of Senior Debt has or may have against any Obligor. Subordinated Creditor further waives any defense arising by reason of any disability or other defense (other than the defense that the Payment in Full of the Senior Debt has occurred (subject to the provisions of Section 7)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(c) To the fullest extent permitted by applicable law, Subordinated Creditor hereby waives: (i) any rights to assert against the Senior Agent, the Senior Creditors or any other holder of Senior Debt any defense (legal or equitable), set-off, counterclaim, or claim which any Subordinated Creditor may now or at any time hereafter have against any Obligor or any other party liable to the Senior Agent, the Senior Creditors, any other holder of Senior Debt; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Debt, any Subordinated Debt or any security for either; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Senior Agent, the Senior Creditors or any other holder of Senior Debt; and (iv) the benefit of any statute of limitations affecting any Subordinated Creditor’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Debt shall similarly operate to defer or delay the operation of such statute of limitations applicable to any Subordinated Creditor’s obligations hereunder.

(d) Until such time as the Payment in Full of the Senior Debt shall have occurred, (i) Subordinated Creditor hereby waives and postpones any right of subrogation it has or may have as against any Obligor with respect to any Senior Debt; and (ii) in addition, Subordinated Creditor hereby waives and postpones any right to proceed against any Obligor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior Debt.

(e) Without limiting the generality of any other waiver or other provision set forth in this Agreement, Subordinated Creditor, to the fullest extent permitted by law, hereby waives all rights and defenses arising out of an election of remedies by the Senior Agent, the Senior Creditors or any other holder of Senior Debt, even though that election of remedies has destroyed any Subordinated Creditor’s rights of subrogation and reimbursement against any obligor by the operation of any applicable law.

(f) None of the Senior Agent, any Senior Creditor or any other holder of Senior Debt or any of their respective affiliates, directors, officers, employees, advisors, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If the Senior Agent or any Senior Creditor honors (or fails to honor) a request by the Obligors for an extension of credit pursuant to the Senior Credit Agreements or any of the other Senior Debt Documents, whether the Senior Agent or any Senior Creditor has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Debt Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Senior Agent or any Senior Creditor otherwise should exercise any of its contractual rights or remedies under the Senior Debt Documents (subject to the express terms and conditions hereof), neither the Senior Agent nor any Senior Creditor shall have any liability whatsoever to any Subordinated Creditor as a result of such action, omission, or exercise. The Senior Agent and the Senior Creditors will be entitled to manage and supervise their loans and extensions of credit under the Senior Debt Documents as the Senior Agent and the Senior Creditors may, in their sole discretion, deem appropriate, and the Senior Agent, each Senior Creditor and each other holder of Senior Debt may manage their loans and extensions of credit without regard to any rights or interests that any Subordinated Creditor may have in the Collateral or otherwise. Subordinated Creditor agrees that none of the Senior Agent, any Senior Creditor or any other holder of Senior Debt shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms of this Agreement. The Senior Agent, each Senior Creditor and each holder of Senior Debt may from time to time, enter into agreements and settlements with Obligors as they may determine in their sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Subordinated Creditor waives any and all rights it may have to require the Senior Agent, any Senior Creditor or any holder of Senior Debt to marshal assets, to exercise rights or remedies in a particular manner or order, or to forbear from exercising such rights and remedies in any particular manner or order.

9. Application of Proceeds. All Collateral and all Proceeds received by any of the Senior Agent, the Senior Creditors or the Subordinated Creditor in connection with any Exercise of Secured Creditor Remedies or as a result of insurance or condemnation events, in each case, in an Insolvency Proceeding or otherwise (but subject to the provisions of Section 2.02(a)), shall be applied:

(a) first, to the payment of the out-of-pocket costs and expenses of the Senior Agent and Senior Creditors in connection with such Exercise of Secured Creditor Remedies,

(b) second, to the payment of the Senior Debt in accordance with the Senior Debt Documents until the Payment in Full of the Senior Debt shall have occurred,

(c) third, to the payment of the fees, costs and expenses of the Subordinated Creditor in accordance with the Subordinated Debt Documents, and

(d) fourth, the balance, if any, to the Obligors or to whosoever may be lawfully entitled to receive the same or as court of competent jurisdiction may direct.

10. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

11. Further Assurances. At the sole costs of the Obligors, each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

12. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, e-mailed or sent by Federal Express or other reputable overnight courier service or mail (certified mail, postage prepaid and return receipt requested) and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy or by e-mail, when transmitted; (c) if delivered by Federal Express or other reputable overnight courier, upon delivery; or (d) if by United States mail, the earlier of receipt and three (3) Business Days after deposit in the mail, postage prepaid and return receipt requested.

Notices shall be addressed as follows:

If to the Senior Agent or any other Senior Creditor:

HT INVESTMENTS MA LLC

1550 Larimer Street, #246

Denver, CO 80202

Attention:

E-Mail:

If to Subordinated Creditor:

MJ Acquisition Corp.

21550 Biscayne Blvd, Suite 400

Aventura, FL 33180

Attention:

E-Mail:

If to any Obligor:

Akerna Corp.

1550 Larimer Street, #246

Denver CO, 80202

Attention:

E-Mail:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 12.

13. Successors and Assigns; Permitted Refinancing. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Agent, the Senior Creditors, the Subordinated Creditor and the Obligors. The Senior Creditors may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto, in each case so long as such assignee or transferee is made subject to all the terms and the conditions set forth in this Agreement. Any assignment by the Subordinated Creditor of any Subordinated Debt shall be subject to Section 2.07. Subordinated Creditor agrees that any party that consummates a Permitted Senior Debt Refinancing may rely on and enforce this Agreement so long as such party is made subject to all the terms and the conditions set forth in this Agreement. Subordinated Creditor further agrees that it will, at the request of the Senior Agent and at the sole cost and expense of the Obligors, enter into an agreement in form and substance of this Agreement, with the party that consummates the Permitted Senior Debt Refinancing; provided, that the failure of any Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce (and shall be subject to) the terms of this Agreement. The obligations of the Senior Creditors hereunder are several, not joint, and no Senior Agent or Senior Creditor shall be liable, directly or indirectly, for any act, omission or representation of any other Senior Creditor.

14. Relative Rights. This Agreement shall define the relative rights of the Senior Agent, the Senior Creditors and the Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Obligors, the Senior Agent and the Senior Creditors and as among the Obligors and the Subordinated Creditor, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Agent, the Senior Creditors or the Subordinated Creditor with respect to any other creditors of any Obligor. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Creditors and the Subordinated Creditor and their respective successors and assigns, and this Agreement shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor, and there are no other parties or Persons whatsoever including, without limitation, the Obligors, who are intended to be benefited in any manner whatsoever by this Agreement.

15. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or Senior Debt Documents, as applicable, the provisions of this Agreement shall control and govern.

16. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or email shall be as effective as delivery of a manually executed counterpart hereof. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

18. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

19. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of all of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further that a Permitted Senior Debt Refinancing shall not be deemed to be Payment in Full of any of the Senior Debt.

20. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST- JUDGMENT INTEREST).

21. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND, BY THEIR EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

22. WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON (AS DEFINED IN THE SENIOR CREDIT AGREEMENTS) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23. Additional Obligor/Subordinated Creditor. The Borrower shall cause any Person that becomes a Credit Party to execute a joinder (in form and substance reasonably satisfactory to the Senior Agent) to this Agreement to bind such Person to this Agreement as an Obligor. Concurrently with a Person being issued any Subordinated Notes Documents, the Borrower shall cause such Person to execute a counterpart signature page to this Agreement, which signature page shall be appended to this Agreement thereby binding such Person to this Agreement as a Subordinated Creditor.

[Balance of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Senior Agent, Subordinated Creditor and the Credit Parties have caused this Agreement to be executed as of the date first above written.

SENIOR AGENT:

HT INVESTMENTS MA LLC, as Senior Agent

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

[Signature Page to Subordination and Intercreditor Agreement]

SUBORDINATED CREDITOR:

MJ ACQUISITION CORP., as Subordinated Creditor

By:	/s/ Scott Ogur
Name:	Scott Ogur
Title:	Authorized Representative

[Signature Page to Subordination and Intercreditor Agreement]

CREDIT PARTIES:

AKERNA CORP., as a Credit Party

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

AKERNA SERVICES, LLC, as a Credit Party

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

MJ FREEWAY, LLC, as a Credit Party

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

[Signature Page to Subordination and Intercreditor Agreement]